Cousins

Q3 2026 EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Pictured Above: Promenade Central, Atlanta, GA

Pictured on Cover: 550 South, Charlotte, NC

Cousins Properties	1	Q3 2026 Supplemental Information

TABLE OF CONTENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized herein. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, expectations, and objectives. Examples of forward-looking statements in this earnings release and supplemental information include the Company’s guidance and underlying assumptions; projected capital expenditures; industry trends; future occupancy or volume and velocity of leasing activity; and entry into new markets.

Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the risks and uncertainties related to the impact of changes in general economic and capital market conditions (on an international or national basis or within the markets in which we operate), including changes in inflation, changes in interest rates, supply chain disruptions, labor market disruptions (including changes in unemployment), dislocation and volatility in capital markets, and potential longer-term changes in consumer and customer behavior resulting from the severity and duration of any downturn, adverse conditions or uncertainty in the U.S. or global economy; risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms and on anticipated schedules); any adverse change in the financial condition or liquidity of one or more of our tenants or borrowers under our real estate debt investments; changes in customer preferences regarding space utilization; changes in customers’ financial condition; the availability, cost, and adequacy of insurance coverage; competition from other developers, investors, owners, and operators of real estate; the failure to achieve anticipated benefits from intended or completed acquisitions, developments, investments, or dispositions; the cost and availability of financing, the effectiveness of any interest rate hedging contracts, and any failure to comply with debt covenants under credit agreements; the effect of common stock, debt, or operating partnership unit issuances; threatened terrorist attacks or sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism and the potential impact of the same upon our day-to-day building operations; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our and our customers’ financial condition; risks associated with security breaches through cyberattacks, cyber intrusions, or otherwise; risks associated with the adoption and usage of artificial intelligence; changes in senior management, the Board of Directors, or key personnel; the potential liability for existing or future environmental or other applicable regulatory requirements, including the requirements to qualify for taxation as a real estate investment trust; the financial condition and liquidity of, or disputes with, joint venture partners; material changes in dividend rates on common shares or other securities or the ability to pay those dividends; the impact of changes to applicable laws, including the tax laws impacting REITs and the passage of the One Big Beautiful Bill Act, and the impact of newly adopted accounting principles on our accounting policies and on period to period comparison of financial results; risks associated with climate change and severe weather events; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.

These forward-looking statements are not exhaustive, speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. Additional risk factors that could adversely affect our business and financial performance can be found in Part 1, Item 1A. Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2025, and are specifically incorporated by reference herein. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events, or other matters, except as otherwise required by law.

Cousins Properties	2	Q3 2026 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS THIRD QUARTER 2026 RESULTS

Raises 2026 Earnings Guidance

ATLANTA, GA (October 29, 2026) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended September 30, 2026.

"Our third quarter was exceptionally strong. We increased our FFO guidance, completed strategic transactions that will enhance the quality of our portfolio, and had robust leasing and operating metrics," said Colin Connolly, President and Chief Executive Officer of Cousins Properties. "Given strong office fundamentals, we remain on track to achieve our 90% occupancy target by year end."

Financial Results

For third quarter 2026:

•
Net income available to common stockholders was $17.0 million, or $0.10 per share, compared to net income of $8.6 million, or $0.05 per share, for third quarter 2025.
•
Funds From Operations ("FFO") was $123.8 million, or $0.75 per share, compared to $116.5 million, or $0.69 per share, for third quarter 2025.

For the nine months ended September 30, 2026:

•
Net income available to common stockholders was $18.3 million, or $0.11 per share, compared to net income of $44.0 million, or $0.26 per share, for the nine months ended September 30, 2025. The decline in net income is primarily attributable to an impairment charge.
•
Funds From Operations ("FFO") was $371.3 million, or $2.23 per share, compared to $358.9 million, or $2.13 per share, for the nine months ended September 30, 2025.

Operations and Leasing Activity

For third quarter 2026:

•
Same property net operating income ("NOI") on a cash-basis increased 7.4%.
•
Second generation net rent per square foot on a cash-basis increased 19.8%.
•
Executed 546,000 square feet of office leases, including 220,000 square feet of new and expansion leases, representing 40.3% of total leasing activity.

For the nine months ended September 30, 2026:

•
Same property net operating income ("NOI") on a cash-basis increased 6.2%.
•
Second generation net rent per square foot on a cash-basis increased 14.2%.
•
Executed 2.4 million square feet of office leases, including 1.1 million square feet of new and expansion leases, representing 45.7% of total leasing activity.

Cousins Properties	3	Q3 2026 Supplemental Information

EARNINGS RELEASE

Investing & Financing Activity

For third quarter 2026:

•
Acquired a preferred equity interest in 5th & Walsh, a 199,000 square foot office building under development in Austin. Our funding commitment of $31.5 million is expected to be invested in the second half of 2027 and will earn a 10% preferred return.
•
Sold One Eleven Congress, a 519,000 square foot office property in Austin, for a gross sales price of $208.0 million.
•
Sold 917,000 shares under our ATM program, on a forward basis, at an average price of $31.37 per share. This brings our total unsettled common shares sold on a forward basis to 3.9 million at an average price of $30.66 per share.
•
Formed a joint venture to acquire 2.3 acres at 2401 McKinney in Uptown Dallas, consisting of fee and leasehold interests. We hold a 97.5% equity interest in the venture. At formation, we contributed $50.0 million, including $42.2 million for land and $7.8 million for predevelopment costs.
•
Repaid a $99.2 million mortgage note, secured by Colorado Tower in Austin, at par on the September 1, 2026 maturity date.
•
Subsequent to quarter end, repaid a $115.9 million mortgage note, secured by 201 North Tryon in Charlotte, at par on the October 1, 2026 maturity date.

Earnings Guidance

For year ending December 31, 2026:

•
Net income between $0.14 and $0.18 per share, up from $0.08 and $0.14 per share.
•
FFO between $2.95 and $2.99 per share, up from $2.92 and $2.98 per share.
•
The increase in FFO per share is primarily driven by leasing activity and fee income that exceeded our prior forecast.
•
Guidance excludes the settlement of 3.9 million common shares previously sold on a forward basis.
•
Guidance assumes the sale of our 303 Tremont land parcel during the fourth quarter.
•
Guidance does not include any speculative property acquisitions, dispositions, or development starts.
•
Guidance reflects management’s current plans and assumptions as of the date of this earnings release and is subject to change as well as the risks and uncertainties more fully described in our SEC filings. Actual results could differ materially from this guidance.

Investor Conference Call and Webcast

The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, October 30, 2026 to discuss the results of the quarter ended September 30, 2026. The number to call for this interactive teleconference is (800) 836-8184. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Third Quarter Conference Call” link on the Investors page. A replay of the conference call will be available for seven days by dialing (888) 660-6345 and entering the passcode 86153#. The playback can also be accessed on the Company's website.

Cousins Properties	4	Q3 2026 Supplemental Information

COMPANY INFORMATION

THE COMPANY

Cousins Properties Incorporated ("Cousins" or the "Company") is a fully integrated, self-administered, and self-managed real estate investment trust (REIT). The Company, based in Atlanta, GA and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.

MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV

President & Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President & Chief Investment Officer	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes

Executive Vice President, Development	Executive Vice President, General Counsel & Corporate Secretary	Senior Vice President & Chief Accounting Officer

BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly

Non-executive Chairman of Cousins Properties, former Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Susan L. Givens	R. Kent Griffin Jr.

Former Chief Executive Officer and Director of TIER REIT, Inc.	Former executive with Blackstone	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone

Former President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street Residential	President and Chief Executive Officer of R.D. Stone Interests

Cousins Properties	5	Q3 2026 Supplemental Information

COMPANY INFORMATION

COMPANY INFORMATION		EQUITY RESEARCH COVERAGE (1)
Corporate Headquarters	Investor Relations	Barclays	BofA Securities	BMO Capital

3344 Peachtree Road NE Suite 1800 Atlanta GA 30326 404.407.1000	Roni Imbeaux Senior Vice President, Finance & Investor Relations rimbeaux@cousins.com 404.407.1104	Brendan Lynch 212.526.9428	Jana Galan 646.855.5042	John Kim 212.885.4115

		Evercore ISI	Green Street	J.P. Morgan

Transfer Agent Equiniti Trust Company equiniti.com 866.627.2649	Stock Exchange NYSE: CUZ	Steve Sakwa 212.446.9462	Dylan Burzinski 949.640.8780	Anthony Paolone 212.622.6682

		KeyBanc	Mizuho Securities	RW Baird

		Upal Rana 917.368.2316	Vikram Malhotra 212.282.3827	Nicholas Thillman 414.298.5053
RATING AGENCIES (1)
S&P Global Ratings	Moody's Investors Service	Truist Securities	Wells Fargo	Wolfe Research

Hannah Gray 212.438.0244	Dilara Sukhov 212.553.1438	Michael Lewis 212.319.5659	Blaine Heck 410.662.2556	Ally Yaseen 646.582.9253

Current Corporate Credit Rating: BBB	Current Corporate Credit Rating: Baa2

Outlook: Stable	Outlook: Stable

(1)
Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by the analysts and rating agencies listed above are theirs alone and do not represent opinions, forecasts, or predictions of Cousins or its management. Cousins does not, by its reference above or distribution, imply its endorsement of, or concurrence with, such information, conclusions, or recommendations.

Pictured Above: Sail Tower, Austin, TX

Cousins Properties	6	Q3 2026 Supplemental Information

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $2,032,122 and $1,922,394 in 2026 and 2025, respectively	$7,846,848	$7,894,846
Land	201,783	135,870
	8,048,631	8,030,716

Real estate assets and other assets held for sale, net	23,257	61,489
Cash and cash equivalents	5,213	5,720
Investments in real estate debt, at fair value	19,586	37,804
Accounts receivable	20,070	17,578
Deferred rents receivable	282,422	269,282
Investments in unconsolidated joint ventures	195,700	215,301
Intangible assets, net	169,039	164,738
Other assets, net	116,826	87,504
Total assets	$8,880,744	$8,890,132
Liabilities:
Notes payable	$3,579,763	$3,340,815
Accounts payable and accrued expenses	307,010	314,317
Deferred income	287,883	301,358
Intangible liabilities, net	117,826	117,085
Other liabilities	129,637	111,506
Liabilities of real estate assets held for sale, net	114	2,849
Total liabilities	4,422,233	4,187,930
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 164,600,642 and 167,981,990 issued and outstanding in 2026 and 2025, respectively	164,601	167,982
Additional paid-in capital	5,889,154	5,971,762
Distributions in excess of cumulative net income	(1,604,448)	(1,460,154)
Total stockholders' investment	4,449,307	4,679,590
Nonredeemable noncontrolling interests	9,204	22,612
Total equity	4,458,511	4,702,202
Total liabilities and equity	$8,880,744	$8,890,132

Cousins Properties	7	Q3 2026 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Rental property revenues	$257,310	$246,461	$784,132	$727,203
Fee income	1,439	526	4,951	1,516
Other	666	1,339	1,969	10,063
	259,415	248,326	791,052	738,782
Expenses:
Rental property operating expenses	80,093	80,023	247,344	231,358
Reimbursed expenses	139	124	431	420
General and administrative expenses	9,854	9,510	33,809	29,957
Interest expense	45,577	41,497	137,742	116,785
Operating property impairment	—	—	36,600	—
Depreciation and amortization	103,258	105,272	316,509	308,276
Other	875	440	1,702	1,305
	239,796	236,866	774,137	688,101
Loss from unconsolidated joint ventures	(2,101)	(2,682)	(6,958)	(6,152)
Gain (loss) on investment property transactions	(509)	—	8,616	—
Net Income	17,009	8,778	18,573	44,529
Net income attributable to noncontrolling interests	(9)	(188)	(271)	(559)
Net income available to common stockholders	$17,000	$8,590	$18,302	$43,970

Net income per common share — basic and diluted	$0.10	$0.05	$0.11	$0.26
Weighted average common shares — basic	164,601	167,967	165,324	167,902
Weighted average common shares — diluted	165,788	168,738	166,254	168,698

Cousins Properties	8	Q3 2026 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026
Property Statistics
Consolidated Operating Properties	36	36	36	37	37	37	37	35	35	35
Consolidated Rentable Square Feet (in thousands)	19,877	20,081	20,081	20,373	20,373	20,373	20,805	20,130	19,924	19,924
Unconsolidated Operating Properties	3	3	3	3	3	3	4	4	4	4
Unconsolidated Rentable Square Feet (in thousands)	1,236	1,236	1,236	1,236	1,236	1,236	2,139	2,140	2,141	2,141
Total Operating Properties	39	39	39	40	40	40	41	39	39	39
Total Rentable Square Feet (in thousands)	21,113	21,317	21,317	21,609	21,609	21,609	22,944	22,270	22,065	22,065
Office Percent Leased (period end)	91.6%	92.1%	91.6%	90.0%	90.7%	90.7%	91.9%	92.8%	93.0%	93.0%
Office Weighted Average Occupancy	88.6%	90.0%	89.1%	88.3%	88.3%	88.8%	88.9%	89.4%	89.5%	89.3%

Office Leasing Activity (2)
Net Leased during the Period (SF, in thousands)	2,020	539	334	551	700	2,125	932	924	546	2,402
Net Rent (per SF)	$39.77	$35.87	$40.95	$39.18	$36.52	$37.76	$44.54	$41.35	$42.41	$42.83
Net Free Rent (per SF)	(1.97)	(1.77)	(2.08)	(1.97)	(2.40)	(2.07)	(1.86)	(2.47)	(1.96)	(2.11)
Leasing Commissions (per SF)	(2.81)	(2.81)	(3.18)	(2.69)	(2.76)	(2.82)	(3.26)	(3.13)	(2.92)	(3.13)
Tenant Improvements (per SF)	(6.82)	(6.23)	(7.34)	(6.15)	(8.18)	(7.01)	(7.14)	(7.70)	(6.29)	(7.16)
	(11.60)	(10.81)	(12.60)	(10.81)	(13.34)	(11.90)	(12.26)	(13.30)	(11.17)	(12.40)
Net Effective Rent (per SF)	$28.17	$25.06	$28.35	$28.37	$23.18	$25.86	$32.28	$28.05	$31.24	$30.43
Change in Second Generation Net Rent	28.2%	18.3%	27.2%	23.8%	19.9%	21.5%	28.7%	26.8%	31.9%	28.9%
Change in Cash-Basis Second Generation Net Rent	8.5%	3.2%	10.9%	4.2%	0.2%	3.5%	15.2%	9.2%	19.8%	14.2%

Same Property Information (3)
Percent Leased (period end)	91.2%	91.7%	91.1%	89.3%	90.1%	90.1%	91.5%	92.4%	92.6%	92.6%
Weighted Average Occupancy	88.6%	89.4%	88.4%	87.4%	87.4%	88.1%	88.5%	88.8%	88.8%	88.7%
Change in NOI (over prior year period)	5.1%	4.0%	3.2%	1.9%	0.4%	2.4%	1.7%	2.0%	3.3%	2.3%
Change in Cash-Basis NOI (over prior year period)	4.8%	2.0%	1.2%	0.3%	0.03%	0.9%	5.5%	5.9%	7.4%	6.2%

Development Pipeline (4)
Estimated Project Costs (in thousands)	$441,550	$294,550	$294,550	$294,550	$294,550	$294,550	—	—	—	—
Estimated Project Costs/Total Undepreciated Assets	4.1%	2.7%	2.6%	2.7%	2.6%	2.6%	—	—	—	—

Continued on next page

Cousins Properties	9	Q3 2026 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026
Market Capitalization
Common Stock Price Per Share	$30.64	$29.50	$30.03	$28.94	$25.78	$25.78	$22.57	$29.98	$27.64	$27.64
Common Stock/Units Outstanding (in thousands)	167,685	167,933	167,992	167,990	168,007	168,007	164,566	164,627	164,625	164,625
Equity Market Capitalization (in thousands)	$5,137,868	$4,954,024	$5,044,800	$4,861,631	$4,331,220	$4,331,220	$3,714,255	$4,935,517	$4,550,235	$4,550,235
Debt (in thousands)	3,274,388	3,203,476	3,660,608	3,475,120	3,507,020	3,507,020	3,938,750	3,900,218	3,764,713	3,764,713
Total Market Capitalization (in thousands)	$8,412,256	$8,157,500	$8,705,408	$8,336,751	$7,838,240	$7,838,240	$7,653,005	$8,835,735	$8,314,948	$8,314,948

Credit Ratios
Net Debt/Total Market Capitalization	38.8%	39.1%	37.2%	41.6%	44.6%	44.6%	51.3%	44.0%	45.0%	45.0%
Net Debt/Total Undepreciated Assets	30.2%	29.7%	28.9%	31.2%	31.3%	31.3%	34.4%	34.3%	33.1%	33.1%
Net Debt/Annualized EBITDAre	5.16	4.87	5.11	5.38	5.30	5.30	5.66	5.57	5.43	5.43
Fixed Charges Coverage (EBITDAre)	4.01	4.05	3.73	3.50	3.52	3.69	3.45	3.39	3.45	3.43

Dividend Information
Common Dividend per Share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.32	$0.96
Funds From Operations (FFO) Payout Ratio	48.2%	43.0%	45.7%	46.1%	45.0%	44.9%	42.8%	42.3%	42.6%	42.6%
Funds Available for Distribution (FAD) Payout Ratio	76.5%	71.0%	75.6%	76.3%	90.1%	77.7%	65.0%	71.8%	65.9%	67.4%

Operations Ratio
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.34%	0.40%	0.35%	0.34%	0.31%	0.31%	0.41%	0.43%	0.35%	0.35%

Additional Information
In-Place Gross Rent (per SF) (5)	$47.94	$48.66	$49.07	$49.76	$49.91	$49.91	$50.50	$50.07	$50.36	$50.36
Straight-Line Rental Revenue (in thousands)	$24,508	$12,477	$11,283	$9,424	$6,117	$39,301	$9,544	$6,861	$6,376	$22,781
Above and Below Market Rents Amortization, Net (in thousands)	$6,167	$2,845	$2,828	$3,422	$3,514	$12,609	$4,104	$4,266	$3,376	$11,746
Second Generation Capital Expenditures (in thousands)	$116,093	$33,281	$28,636	$29,981	$47,457	$139,355	$26,625	$35,914	$30,160	$92,699

(1)
For Non-GAAP Financial Measures, see the calculations and reconciliations on pages 32 through 38.
(2)
See Office Leasing Activity on page 20 for additional detail and explanations.
(3)
Same Property Information is derived from the pool of same operating office properties that existed in the period as originally reported. See Same Property Performance on page 19 and Non-GAAP Financial Measures - Calculations and Reconciliations starting on page 32 for additional information.
(4)
The Company's share of estimated project costs.
(5)
In-place gross rent equals the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	10	Q3 2026 Supplemental Information

KEY PERFORMANCE METRICS

Total Rentable Square Feet
(in thousands)
30,000
25,000
20,000
15,000
10,000
5,000
0
21,113
21,609
22,065
12/31/24
12/31/25
09/30/26

Equity Market Capitalization
($ in millions)
8,000
6,000
4,000
2,000
0
5,138
4,331
4,550
12/31/24
12/31/25
09/30/26

Net Debt / Annualized EBITDAre
8.00
6.00
4.00
2.00
0.00
5.16
5.30
5.43
12/31/24
12/31/25
09/30/26

Same Property NOI Change
Cash-Basis (1)
Year-over-Year Change
6.5%
5.2%
3.9%
2.6%
1.3%
0.0%
4.8%
0.9%
6.2%
2024
2025
YTD 2026

Second Generation Net Rent Change
Cash-Basis (1)
16.0%
12.0%
8.0%
4.0%
0.0%
8.5%
3.5%
14.2%
2024
2025
YTD 2026

In-Place Gross Rent (per SF) (1)
$55
$50
$45
$40
$47.94
$49.91
$50.36
12/31/24
12/31/25
09/30/26

(1)
Office properties only.

Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	11	Q3 2026 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY

	(amounts in thousands, except per share amounts)
	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026
Net Income (Loss)	$46,581	$21,093	$14,658	$8,778	$(3,277)	$41,252	$(24,670)	$26,234	$17,009	$18,573
Fee and Other Income	(12,390)	(10,168)	(2,411)	(2,378)	(3,398)	(18,355)	(3,833)	(5,052)	(3,150)	(12,035)
General and Administrative Expenses	36,566	10,709	9,738	9,510	8,685	38,642	11,840	12,115	9,854	33,809
Interest Expense	122,476	36,774	38,514	41,497	42,456	159,241	45,101	47,064	45,577	137,742
Operating Property Impairment (1)	—	—	—	—	13,286	13,286	36,600	—	—	36,600
Land and Related Predevelopment Cost Impairment (2)	—	—	—	—	1,034	1,034	—	—	—	—
Depreciation and Amortization	365,045	102,114	100,890	105,272	107,083	415,359	108,406	104,845	103,258	316,509
Reimbursed and Other Expenses	2,731	600	560	565	619	2,344	559	560	1,014	2,133
Loss from Unconsolidated Joint Ventures	2,796	1,883	1,587	2,682	2,007	8,159	2,642	2,215	2,101	6,958
NOI from Unconsolidated Joint Ventures	6,617	2,223	3,165	3,256	3,705	12,349	3,371	3,535	4,000	10,906
Transaction Loss (Gain)	(98)	—	—	—	—	—	47	(9,172)	509	(8,616)
NOI (3)	$570,324	$165,228	$166,701	$169,182	$172,200	$673,311	$180,063	$182,344	$180,172	$542,579
Fee and Other Income (3)	12,522	10,183	2,450	2,400	3,445	18,478	3,865	5,096	3,186	12,147
General and Administrative Expenses	(36,566)	(10,709)	(9,738)	(9,510)	(8,685)	(38,642)	(11,840)	(12,115)	(9,854)	(33,809)
Interest Expense (3)	(126,960)	(38,763)	(40,753)	(44,327)	(45,106)	(168,949)	(47,834)	(49,699)	(48,374)	(145,907)
Reimbursed and Other Expenses (3)	(3,047)	(521)	(625)	(659)	(725)	(2,530)	(817)	(663)	(1,171)	(2,651)
Land and Related Predevelopment Cost Impairment (2)	—	—	—	—	(1,034)	(1,034)	—	—	—	—
Loss on Sales of Undepreciated Investment Properties (3)	(3)	—	—	—	—	—	—	—	—	—
Depreciation and Amortization of Non-Real Estate Assets	(461)	(117)	(121)	(121)	(129)	(488)	(140)	(145)	(147)	(432)
Partners' Share of FFO in Consolidated Joint Ventures	(1,717)	(467)	(420)	(429)	(429)	(1,745)	(430)	(173)	(38)	(641)
FFO (3)	$414,092	$124,834	$117,494	$116,536	$119,537	$478,401	$122,867	$124,645	$123,774	$371,286
Weighted Average Common Shares - Diluted	154,015	168,593	168,765	168,738	168,770	168,716	167,681	165,292	165,788	166,254
FFO per Share (3)	$2.69	$0.74	$0.70	$0.69	$0.71	$2.84	$0.73	$0.75	$0.75	$2.23

(1)
The operating property impairments relate to One Eleven Congress in the first quarter of 2026 and Harborview in the fourth quarter of 2025.
(2)
The land and related predevelopment cost impairment in the fourth quarter of 2025 relates to a land parcel at 303 Tremont. The bases of the land and predevelopment cost were $18.9 million and $5.8 million, respectively, prior to impairment charges.
(3)
The above amounts include our share of amounts from unconsolidated joint ventures for the respective category. The Company does not control the operations of these unconsolidated joint ventures but believes including these amounts are meaningful to investors and analysts.

Cousins Properties	12	Q3 2026 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL

	(amounts in thousands, except per share amounts)
	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026
NOI
Consolidated Properties
The Domain (2)	$78,929	$20,825	$21,725	$22,055	$22,130	$86,735	$22,185	$22,849	$23,028	$68,062
Sail Tower	1,843	11,682	11,771	11,726	11,780	46,959	11,800	11,610	11,708	35,118
Corporate Center (2)	30,284	8,094	8,458	8,468	8,603	33,623	8,790	9,024	9,104	26,918
Terminus (2)	31,910	8,252	8,566	8,644	7,919	33,381	8,472	8,513	8,214	25,199
Vantage South End (2)	2,338	7,136	7,031	7,140	7,148	28,455	7,243	7,511	7,333	22,087
Spring & 8th (2)	29,471	7,375	7,369	7,412	7,380	29,536	7,344	7,367	7,370	22,081
Promenade Tower	16,714	5,433	5,501	5,761	5,984	22,679	6,657	6,826	7,006	20,489
Buckhead Plaza (2)	22,380	6,471	6,223	6,537	6,480	25,711	6,796	6,846	6,756	20,398
300 Colorado	24,062	6,541	6,726	6,686	6,820	26,773	6,812	6,683	6,680	20,175
300 South Tryon	—	—	—	—	—	—	4,770	7,224	7,261	19,255
Hayden Ferry (2)	17,818	4,560	4,621	4,559	5,129	18,869	6,065	5,741	6,045	17,851
BriarLake Plaza (2)	22,363	5,686	5,533	5,660	5,627	22,506	5,558	5,210	5,817	16,585
Avalon (2)	16,821	3,483	3,625	3,646	3,892	14,646	4,468	4,890	5,125	14,483
San Jacinto Center	20,161	4,495	4,409	4,547	4,710	18,161	4,993	4,598	4,452	14,043
The Link	—	—	—	3,258	4,483	7,741	4,515	4,569	4,789	13,873
The Terrace (2)	15,914	4,152	4,006	3,986	4,078	16,222	4,168	4,310	4,812	13,290
725 Ponce	17,913	4,162	4,146	4,156	4,121	16,585	4,186	4,172	4,202	12,560
Northpark (2)	20,652	4,818	3,920	3,822	3,857	16,417	3,983	4,174	4,195	12,352
Colorado Tower	17,655	4,252	3,663	3,550	4,085	15,550	4,233	4,023	4,093	12,349
3344 Peachtree	15,652	3,745	4,051	4,006	4,141	15,943	3,831	3,971	4,290	12,092
100 Mill	15,128	3,992	3,782	3,856	3,851	15,481	3,840	3,741	3,801	11,382
The RailYard	12,262	3,027	3,058	3,147	2,996	12,228	2,956	3,038	2,978	8,972
3350 Peachtree	6,748	1,970	2,274	2,511	2,709	9,464	2,677	2,729	2,756	8,162
201 North Tryon	19,168	4,795	4,983	3,442	2,968	16,188	2,768	2,622	2,715	8,105
Heights Union (2)	10,606	2,623	2,677	2,614	2,657	10,571	2,506	2,361	2,731	7,598
Promenade Central	7,157	2,349	2,333	2,255	2,332	9,269	2,382	2,555	2,366	7,303
Tempe Gateway	6,003	2,122	2,106	2,342	2,352	8,922	2,439	2,329	2,237	7,005
Legacy Union One	9,505	2,372	2,360	2,367	2,358	9,457	2,545	2,517	1,722	6,784
Domain Point (2)	8,332	2,040	2,040	1,843	2,045	7,968	1,963	1,971	2,008	5,942
5950 Sherry Lane	4,432	1,244	1,283	1,456	1,422	5,405	1,359	1,490	1,643	4,492
The Pointe	4,906	1,316	1,251	1,223	1,317	5,107	1,351	1,400	1,490	4,241
111 West Rio	5,648	1,419	1,400	1,408	1,424	5,651	1,396	1,406	1,406	4,208
550 South	8,396	1,875	1,859	1,861	1,505	7,100	1,284	1,489	1,063	3,836
3348 Peachtree	4,926	1,301	1,156	886	1,320	4,663	1,394	1,214	1,018	3,626
Meridian Mark Plaza	4,494	1,158	1,280	1,301	1,239	4,978	1,296	1,041	1,250	3,587
Other (3)	33,116	8,240	8,350	7,795	7,633	32,018	7,667	6,795	2,708	17,170
Subtotal - Consolidated	563,707	163,005	163,536	165,926	168,495	660,962	176,692	178,809	176,172	531,673

Continued on next page

Cousins Properties	13	Q3 2026 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL

	(amounts in thousands, except per share amounts)
	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026
Unconsolidated Properties (4)
Neuhoff (2)	113	400	1,328	1,436	2,031	5,195	1,772	1,942	2,327	6,041
Medical Offices at Emory Hospital	4,661	1,176	1,188	1,227	1,198	4,789	1,205	1,142	1,212	3,559
120 West Trinity (2)	1,100	286	228	244	243	1,001	240	268	233	741
Proscenium	743	361	421	349	233	1,364	154	183	228	565
Subtotal - Unconsolidated	6,617	2,223	3,165	3,256	3,705	12,349	3,371	3,535	4,000	10,906

Total Net Operating Income (1)	570,324	165,228	166,701	169,182	172,200	673,311	180,063	182,344	180,172	542,579
Fee and Other Income

Management Fees (6)	1,761	496	422	454	423	1,795	449	511	519	1,479
Termination Fees	3,405	2,866	—	512	1,709	5,087	1,831	2,240	1,044	5,115
Leasing & Other Fees	—	—	33	—	2	35	725	1,701	746	3,172
Development Fees	—	—	39	72	102	213	72	54	174	300
Interest Income from Real Estate Debt (7)	5,772	2,149	568	606	1,097	4,420	727	485	544	1,756
Other Income (8)	1,452	4,656	1,350	734	65	6,805	29	61	123	213
Other Income - Unconsolidated (4)	132	16	38	22	47	123	32	44	36	112
Total Fee and Other Income	12,522	10,183	2,450	2,400	3,445	18,478	3,865	5,096	3,186	12,147

General and Administrative Expenses	(36,566)	(10,709)	(9,738)	(9,510)	(8,685)	(38,642)	(11,840)	(12,115)	(9,854)	(33,809)

Interest Expense
Consolidated Interest Expense
Public Senior Notes, Unsecured ($500M)	(11,201)	(7,474)	(7,468)	(7,485)	(7,480)	(29,907)	(7,480)	(7,487)	(7,487)	(22,454)
Public Senior Notes, Unsecured ($500M)	—	—	(1,798)	(6,724)	(6,742)	(15,264)	(6,749)	(6,745)	(6,753)	(20,247)
Public Senior Notes, Unsecured ($400M)	(830)	(5,551)	(5,548)	(5,544)	(5,543)	(22,186)	(5,546)	(5,548)	(5,552)	(16,646)
Public Senior Notes, Unsecured ($500M)	—	—	—	—	—	—	(2,881)	(6,310)	(6,319)	(15,510)
Term Loan, Unsecured ($400M)	(23,510)	(5,539)	(5,356)	(5,425)	(5,221)	(21,541)	(4,919)	(4,620)	(4,649)	(14,188)
Terminus (2)	(14,055)	(3,514)	(3,514)	(3,514)	(3,513)	(14,055)	(3,514)	(3,514)	(3,514)	(10,542)
Credit Facility, Unsecured	(17,324)	(1,725)	(1,390)	(1,353)	(2,331)	(6,799)	(3,646)	(3,520)	(2,051)	(9,217)
Privately Placed Senior Notes, Unsecured ($275M)	(10,975)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)	(2,744)	(2,743)	(8,231)
Privately Placed Senior Notes, Unsecured ($250M)	(9,764)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)	(2,441)	(2,441)	(7,323)
Term Loan, Unsecured ($100M)	(17,967)	(3,482)	(3,486)	(3,598)	(3,373)	(13,939)	(2,226)	(1,125)	(1,240)	(4,591)
Privately Placed Senior Notes, Unsecured ($125M)	(4,789)	(1,197)	(1,198)	(1,197)	(1,197)	(4,789)	(1,197)	(1,198)	(1,197)	(3,592)
Privately Placed Senior Notes, Unsecured ($100M)	(4,146)	(1,036)	(1,036)	(1,037)	(1,036)	(4,145)	(1,036)	(1,037)	(1,036)	(3,109)
201 North Tryon	(4,265)	(1,046)	(1,038)	(1,030)	(1,023)	(4,137)	(1,015)	(1,006)	(986)	(3,007)
Other (9)	(16,199)	(3,408)	(3,400)	(1,040)	(905)	(8,753)	(899)	(890)	(573)	(2,362)
Capitalized (10)	12,549	2,383	1,903	1,634	1,093	7,013	1,192	1,121	964	3,277
Subtotal - Consolidated Interest Expense	(122,476)	(36,774)	(38,514)	(41,497)	(42,456)	(159,241)	(45,101)	(47,064)	(45,577)	(137,742)
Unconsolidated Interest Expense (4)
Neuhoff (5)	(2,452)	(1,481)	(1,731)	(2,322)	(2,142)	(7,676)	(2,225)	(2,127)	(2,289)	(6,641)
Medical Offices at Emory Hospital	(2,032)	(508)	(508)	(508)	(508)	(2,032)	(508)	(508)	(508)	(1,524)
Subtotal - Unconsolidated Interest Expense	(4,484)	(1,989)	(2,239)	(2,830)	(2,650)	(9,708)	(2,733)	(2,635)	(2,797)	(8,165)
Total Interest Expense	(126,960)	(38,763)	(40,753)	(44,327)	(45,106)	(168,949)	(47,834)	(49,699)	(48,374)	(145,907)
Continued on next page

Cousins Properties	14	Q3 2026 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL

	(amounts in thousands, except per share amounts)
	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026
Reimbursed and Other Expenses
Reimbursed Expenses (6)	(634)	(177)	(120)	(123)	(124)	(544)	(120)	(172)	(139)	(431)
Property Taxes and Other Land Holding Costs (4)	(1,020)	(355)	(387)	(320)	(334)	(1,396)	(416)	(367)	(736)	(1,519)
Predevelopment & Other Costs (4)	(1,393)	11	(118)	(216)	(267)	(590)	(281)	(124)	(296)	(701)
Land and Related Predevelopment Cost Impairment	—	—	—	—	(1,034)	(1,034)	—	—	—	—
Total Reimbursed and Other Expenses	(3,047)	(521)	(625)	(659)	(1,759)	(3,564)	(817)	(663)	(1,171)	(2,651)
Loss on Sales of Undepreciated Investment Properties
Consolidated	(3)	—	—	—	—	—	—	—	—	—
Total Loss on Sales of Undepreciated Investment Properties	(3)	—	—	—	—	—	—	—	—	—

Depreciation and Amortization of Non-Real Estate Assets	(461)	(117)	(121)	(121)	(129)	(488)	(140)	(145)	(147)	(432)

Partners' Share of FFO in Consolidated Joint Ventures	(1,717)	(467)	(420)	(429)	(429)	(1,745)	(430)	(173)	(38)	(641)

FFO	$414,092	$124,834	$117,494	$116,536	$119,537	$478,401	$122,867	$124,645	$123,774	$371,286
Weighted Average Shares - Diluted	154,015	168,593	168,765	168,738	168,770	168,716	167,681	165,292	165,788	166,254
FFO per Share	$2.69	$0.74	$0.70	$0.69	$0.71	$2.84	$0.73	$0.75	$0.75	$2.23

Note: Amounts may differ slightly from other schedules contained herein due to rounding.

(1)
See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2)
Contains multiple buildings that are grouped together for reporting purposes.
(3)
Primarily represents operating properties sold prior to September 30, 2026, and also includes the College Street Garage for all periods and Domain 4 through June 30, 2026. On July 1, 2026, the Domain 4 land was added to our adjacent Domain Central land, which is being held for future development.
(4)
Unconsolidated amounts included in the reconciliation above represent amounts recorded in unconsolidated joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(5)
Represents the initial operations at our Neuhoff property, which is not yet stabilized.
(6)
Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.
(7)
Included in Interest Income from Real Estate Debt for the first quarter of 2025 is $858,000 related to a minimum interest guaranty paid by the borrower of the Radius loan upon early repayment.
(8)
Included in Other Income for the first quarter of 2025 is $4.6 million from the sale of our SVB bankruptcy claim.
(9)
Primarily represents interest on consolidated loans repaid prior to September 30, 2026.
(10)
Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development and redevelopment projects as well as to equity in unconsolidated development projects.

Continued on next page

Cousins Properties	15	Q3 2026 Supplemental Information

PORTFOLIO STATISTICS (1)

	Rentable	Financial	Company's	End of Period Leased		Weighted Average Occupancy (2)
Office Properties	Square Feet	Statement Presentation	Ownership Interest	2Q26	3Q26	2Q26	3Q26	% of Total NOI / 3Q26
The Domain (3) (4)	2,080,000	Consolidated	100%	99.2%	99.6%	97.6%	97.7%	12.9%
Sail Tower	804,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.6%
300 Colorado	378,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	3.7%
The Terrace (3)	619,000	Consolidated	100%	91.3%	93.5%	84.3%	85.2%	2.7%
San Jacinto Center	399,000	Consolidated	100%	82.3%	83.8%	82.2%	80.1%	2.5%
Colorado Tower	373,000	Consolidated	100%	96.3%	96.3%	89.7%	89.7%	2.3%
Domain Point (3)	240,000	Consolidated	96.5%	93.6%	93.6%	93.6%	93.6%	1.1%
AUSTIN	4,893,000			96.5%	97.1%	94.5%	94.4%	31.8%

Terminus (3)	1,229,000	Consolidated	100%	89.3%	89.3%	83.1%	82.6%	4.6%
Spring & 8th (3)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.1%
Buckhead Plaza (3)	680,000	Consolidated	100%	95.4%	95.9%	92.4%	91.2%	3.8%
Promenade Tower	771,000	Consolidated	100%	88.8%	90.5%	86.6%	89.0%	3.8%
Avalon (3)	481,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.9%
725 Ponce	372,000	Consolidated	100%	100.0%	100.0%	87.6%	87.6%	2.4%
Northpark (3)	1,380,000	Consolidated	100%	84.5%	86.3%	69.4%	71.5%	2.3%
3344 Peachtree	485,000	Consolidated	100%	96.5%	96.5%	94.2%	94.2%	2.4%
3350 Peachtree	409,000	Consolidated	100%	92.5%	92.5%	92.5%	92.5%	1.5%
Promenade Central	367,000	Consolidated	100%	92.7%	94.4%	81.1%	84.3%	1.3%
3348 Peachtree	258,000	Consolidated	100%	75.4%	75.4%	74.3%	72.9%	0.6%
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.7%
Medical Offices at Emory Hospital	359,000	Unconsolidated	50%	99.0%	99.0%	99.0%	99.0%	0.7%
Proscenium	526,000	Unconsolidated	20%	62.9%	74.5%	44.8%	44.5%	0.1%
120 West Trinity Office	43,000	Unconsolidated	20%	74.2%	74.2%	74.2%	74.2%	0.1%
ATLANTA	8,285,000			91.6%	92.4%	85.7%	86.3%	31.3%

Vantage South End (3)	639,000	Consolidated	100%	97.5%	97.5%	97.5%	97.5%	4.1%
300 South Tryon (5)	637,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.1%
The RailYard	329,000	Consolidated	100%	97.8%	98.4%	98.3%	97.8%	1.7%
201 North Tryon	687,000	Consolidated	100%	49.3%	49.3%	49.3%	49.3%	1.5%
550 South	400,000	Consolidated	100%	71.1%	55.9%	65.4%	53.4%	0.6%
CHARLOTTE	2,692,000			81.9%	79.7%	81.1%	79.3%	12.0%

Hayden Ferry (3) (6)	806,000	Consolidated	100%	96.3%	96.5%	90.1%	88.4%	3.4%
100 Mill	287,000	Consolidated	100%	98.2%	98.2%	98.2%	98.2%	2.1%
Tempe Gateway	267,000	Consolidated	100%	94.6%	96.7%	94.2%	91.8%	1.3%
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.8%
PHOENIX	1,585,000			97.0%	97.5%	94.1%	93.0%	7.6%

Continued on next page

Cousins Properties	16	Q3 2026 Supplemental Information

PORTFOLIO STATISTICS (1)

	Rentable	Financial	Company's	End of Period Leased		Weighted Average Occupancy (2)
Office Properties	Square Feet	Statement Presentation	Ownership Interest	2Q26	3Q26	2Q26	3Q26	% of Total NOI / 3Q26
Corporate Center (3)	1,227,000	Consolidated	100%	96.5%	96.9%	94.9%	95.0%	5.1%
Heights Union (3)	294,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.5%
The Pointe	253,000	Consolidated	100%	94.6%	95.3%	93.1%	94.6%	0.8%
TAMPA	1,774,000			96.8%	97.2%	95.5%	95.7%	7.4%

The Link (5)	292,000	Consolidated	100%	95.9%	96.6%	94.5%	95.9%	2.7%
Legacy Union One	299,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.0%
5950 Sherry Lane	197,000	Consolidated	100%	95.7%	95.6%	86.8%	90.2%	0.9%
DALLAS	788,000			97.5%	97.6%	94.8%	96.0%	4.6%

BriarLake Plaza (3)	835,000	Consolidated	100%	97.2%	96.2%	94.8%	96.5%	3.3%
HOUSTON	835,000			97.2%	96.2%	94.8%	96.5%	3.3%

Neuhoff Office (3) (5) (7)	396,000	Unconsolidated	50%	95.8%	95.8%	56.1%	68.6%	0.7%
NASHVILLE	396,000			95.8%	95.8%	56.1%	68.6%	0.7%

TOTAL OFFICE	21,248,000			92.8%	93.0%	89.4%	89.5%	98.7%

Other Properties (5)
Neuhoff Apartments - Nashville (542 units) (3) (7)	454,000	Unconsolidated	50%	93.2%	95.2%	87.8%	90.3%	0.6%
College Street Garage - Charlotte	—	Consolidated	100%	NA	NA	NA	NA	0.5%
120 West Trinity Apartments - Atlanta (330 units)	310,000	Unconsolidated	20%	98.5%	99.1%	95.1%	97.1%	0.1%
Neuhoff Retail - Nashville (3) (7)	53,000	Unconsolidated	50%	46.6%	54.1%	46.6%	46.6%	0.1%
TOTAL OTHER	817,000							1.3%
TOTAL	22,065,000							100.0%

(1)
Represents the Company's operating properties, excluding properties in the development pipeline and properties sold prior to or held for sale as of September 30, 2026.
(2)
The weighted average occupancy of the property over the period for which the property was available for occupancy during the respective quarters.
(3)
Contains two or more buildings that are grouped together for reporting purposes.
(4)
Domain 9 stabilized on March 1, 2025 and was added to the portfolio statistics at that time. Domain 9 is not included in Same Property.
(5)
Not included in Same Property.
(6)
Effective October 1, 2023, Hayden Ferry I, a 210,000 square foot building, in this group of buildings was excluded from Same Property, end of period leased, and weighted average occupancy due to commencement of the current full redevelopment of this building. This building will be excluded from the Phoenix and Total Office end of period leased and weighted average occupancy calculations until occupancy stabilizes. The renovation is substantially complete, and as of September 30, 2026, the building was 94.7% leased and had a weighted average occupancy of 50.5%.
(7)
Following substantial completion in the first quarter of 2026, Phase I of our Neuhoff joint venture's development project was removed from our development pipeline and included above. Until stabilization this property will be excluded from the Total Office end of period leased and weighted average occupancy calculations.

Cousins Properties	17	Q3 2026 Supplemental Information

Atlanta

31.4%

Austin

31.8%

Tampa

7.4%

Phoenix

7.6%

Dallas

4.6%

Nashville

1.4%

Charlotte

12.5%

Houston

3.3%

Third Quarter 2026 Portfolio NOI by Market

PORTFOLIO STATISTICS

Cousins Properties	18	Q3 2026 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended September 30,
	2025	2026	$ Change	% Change
Rental Property Revenues (2)	$224,340	$230,676	$6,336	2.8%
Rental Property Operating Expenses (2)	72,375	73,725	1,350	1.9%
Same Property Net Operating Income	$151,965	$156,951	$4,986	3.3%

Cash-Basis Rental Property Revenues (3)	$205,601	$216,960	$11,359	5.5%
Cash-Basis Rental Property Operating Expenses (4)	72,245	73,688	1,443	2.0%
Cash-Basis Same Property Net Operating Income	$133,356	$143,272	$9,916	7.4%

End of Period Leased	90.0%	92.6%
Weighted Average Occupancy	88.4%	88.8%

	Nine Months Ended September 30,
	2025	2026	$ Change	% Change
Rental Property Revenues (2)	$668,541	$690,590	$22,049	3.3%
Rental Property Operating Expenses (2)	211,153	222,774	11,621	5.5%
Same Property Net Operating Income	$457,388	$467,816	$10,428	2.3%

Cash-Basis Rental Property Revenues (3)	$607,827	$644,566	$36,739	6.0%
Cash-Basis Rental Property Operating Expenses (4)	210,662	222,649	11,987	5.7%
Cash-Basis Same Property Net Operating Income	$397,165	$421,917	$24,752	6.2%

Weighted Average Occupancy	89.3%	88.7%

(1)
Same Properties include those operating office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. See Portfolio Statistics on pages 16 and 17 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2)
Rental Property Revenues and Operating Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property Operating Expenses at the joint ventures, multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)
Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)
Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	19	Q3 2026 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Net leased square feet (1)	132,268	326,380	87,783	546,431	869,611	1,304,405	228,370	2,402,386
Number of transactions	21	21	11	53	64	59	28	151
Lease term in years (2)	7.7	6.0	10.0	7.0	8.5	6.6	9.2	7.5

Net effective rent calculation (per square foot per year) (2)
Net annualized rent (3)	$44.15	$40.48	$46.94	$42.41	$42.76	$41.69	$49.59	$42.83
Net free rent	(2.92)	(1.31)	(2.88)	(1.96)	(3.05)	(1.33)	(3.00)	(2.11)
Leasing commissions	(3.57)	(2.42)	(3.79)	(2.92)	(3.55)	(2.74)	(3.83)	(3.13)
Tenant improvements	(9.06)	(4.00)	(10.64)	(6.29)	(10.36)	(4.60)	(9.48)	(7.16)
Total leasing costs	(15.55)	(7.73)	(17.31)	(11.17)	(16.96)	(8.67)	(16.31)	(12.40)
Net effective rent	$28.60	$32.75	$29.63	$31.24	$25.80	$33.02	$33.28	$30.43

Second generation leased square footage (4)				454,189				1,748,363
Increase in straight-line basis second generation net rent per square foot (5)				31.9%				28.9%
Increase in cash-basis second generation net rent per square foot (6)				19.8%				14.2%

(1)
Comprised of total square feet leased, unadjusted for ownership share. Excludes leases approximately one year or less, along with apartment, retail, amenity, storage, and intercompany space leases.
(2)
Weighted average of net leased square feet.
(3)
Straight-line net rent per square foot (operating expense reimbursements deducted from gross leases) over the lease term, prior to any deductions for leasing costs. Excludes percent rent leases.
(4)
Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, percent rent leases, and leases for spaces that have been vacant for one year or more.
(5)
Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(6)
Increase in second generation net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the final net cash rent paid under the original lease is compared to the first net cash rent paid under the terms of the renewal. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	20	Q3 2026 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($ in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.
2026	240,217	1.3%	$11,954	1.1%	$49.76
2027	612,834	3.3%	28,073	2.6%	45.81
2028	1,664,041	9.0%	82,795	7.8%	49.76
2029	1,592,508	8.6%	82,007	7.6%	51.50
2030	2,072,127	11.2%	106,462	10.0%	51.38
2031	1,421,091	7.7%	82,222	7.7%	57.86
2032	1,977,577	10.7%	111,279	10.5%	56.27
2033	2,146,529	11.6%	133,875	12.6%	62.37
2034	1,377,243	7.4%	80,290	7.6%	58.30
2035 & Thereafter	5,410,316	29.2%	346,401	32.5%	64.03
Total	18,514,483	100.0%	$1,065,358	100.0%	$57.54

(1)
Company's share of leases expiring after September 30, 2026. Expiring square footage for which new leases have been executed is reflected based on the expiration date of the new lease.

(2)
Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	21	Q3 2026 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent ($ in thousands) (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Amazon	5	3	1,477,626	$81,663	9.1%	5.5
2	Alphabet (3)	1	1	799,149	48,076	5.4%	11.3
3	NCR Voyix	2	2	815,634	44,009	4.9%	6.7
4	ExxonMobil	2	2	324,631	22,861	2.5%	5.8
5	IBM	1	1	319,863	19,062	2.1%	13.9
6	Expedia	1	1	315,882	17,603	2.0%	4.5
7	Apache	1	1	362,803	14,743	1.6%	12.3
8	Barings	1	1	203,319	9,926	1.1%	5.1
9	Deloitte	4	3	196,917	9,509	1.1%	7.7
10	McGuireWoods LLP	2	2	176,498	8,592	1.0%	14.3
11	ADP	1	1	225,000	8,320	0.9%	1.5
12	BlackRock	1	1	131,656	7,898	0.9%	9.7
13	McKinsey & Company	3	3	138,532	7,416	0.8%	6.5
14	Smurfit Westrock	1	1	181,351	7,041	0.8%	3.6
15	Amgen	1	1	163,169	7,003	0.8%	2.1
16	Time Warner Cable	2	1	119,018	6,443	0.7%	2.0
17	Samsung (4)	1	1	133,860	6,376	0.7%	0.8
18	Workday, Inc.	1	1	131,952	6,364	0.7%	6.8
19	Allstate	1	1	148,262	6,327	0.7%	3.3
20	Houlihan Lokey, Inc.	2	2	89,095	6,306	0.6%	10.0
	Total			6,454,217	$345,538	38.4%	6.7

(1)
In some cases, the actual tenant may be an affiliate of the entity shown, and the entity shown may not be a guarantor of the obligations of that tenant.
(2)
Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of September 30, 2026. If the tenant was in a free rent period as of September 30, 2026, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full cash rent.
(3)
Effective June 1, 2026, Alphabet began to self manage the property, including directly paying some operating expenses. As a result, operating expenses paid directly by Alphabet are no longer included in annualized rent.
(4)
The weighted average lease term includes a second quarter 2026 eight year partial renewal of 11,000 square feet.

Cousins Properties	22	Q3 2026 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Financial 14.6%
Legal 10.0%
Professional Services 9.0%
Consumer Goods & Services 6.2%
Real Estate 5.6%
Other 5.6%
Energy 5.3%
Insurance 4.9%
Health Care 4.7%
Construction/Design 2.7%
Marketing/Media/Telecom 2.3%
Technology 29.1%

(1)
Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of September 30, 2026. If the tenant was in a free rent period as of September 30, 2026, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month the tenant is required to pay full rent.

Note: Management uses SIC codes when available, along with their judgment, to determine tenant industry classification. This schedule includes leases that have commenced. Leases that have been signed but have not commenced as of September 30, 2026 are excluded.

Cousins Properties	23	Q3 2026 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)
2026
300 South Tryon	Office	Charlotte	100%	1Q	638,000	$317,500
100 Mill (2)	Office	Phoenix	100%	2Q	288,000	18,500
2025
The Link	Office	Dallas	100%	3Q	292,000	218,000
2024
Proscenium	Office	Atlanta	20%	3Q	525,000	83,250
Sail Tower	Office	Austin	100%	4Q	804,000	521,800
Vantage South End	Office	Charlotte	100%	4Q	639,000	328,500
2022
Avalon (3)	Office	Atlanta	100%	2Q	480,000	43,400
2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	300,200
Heights Union	Office	Tampa	100%	4Q	294,000	144,800
					4,332,000	$1,975,950

Completed Operating Property Developments

Project	Type	Market	Company's Ownership Interest	Timing (4)	Square Feet	Total Project Cost ($ in thousands) (1)
2026
Neuhoff Commercial - Phase 1	Mixed	Nashville	50%	(5)	450,000	$306,000
Neuhoff Apartments	Residential	Nashville	50%	1Q	454,000	217,000
2025
Domain 9	Office	Austin	100%	1Q	338,000	147,000
2022
300 Colorado	Office	Austin	100%	1Q	369,000	193,000
100 Mill (2)	Office	Phoenix	90%	4Q	288,000	156,000
2021
10000 Avalon (3)	Office	Atlanta	90%	1Q	251,000	96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000
					2,803,000	$1,315,000

(1)
Except as otherwise noted, amounts represent total purchase prices, total project costs paid by the Company and, where applicable, its joint venture partner.
(2)
Developed 100 Mill as the majority partner in a 90-10 joint venture, HICO 100 Mill LLC. In 2026, we purchased the outside interest of 10% in HICO 100 Mill LLC for $18.5 million in a transaction that valued the property at $158.7 million.
(3)
Developed 8000 Avalon and 10000 Avalon as the majority partner in 90-10 joint ventures, HICO Avalon LLC and HICO Avalon II LLC, respectively. In 2022, we purchased the outside interest of 10% in HICO Avalon LLC and HICO Avalon II LLC for $43 million in a transaction that valued the properties at $302 million.
(4)
Represents timing of stabilization.
(5)
While construction is substantially complete, this operating property has not yet reached stabilization.

Cousins Properties	24	Q3 2026 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands)
2026
Harborview Plaza	Office	Tampa	100%	1Q	206,000	$39,500
Research Park V	Office	Austin	100%	2Q	173,000	42,000
One Eleven Congress	Office	Austin	100%	3Q	519,000	208,000
2022
Carolina Square	Mixed	Charlotte	50%	3Q	468,000	105,000	(1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place	Office	Charlotte	50%	3Q	281,000	60,800	(1)
816 Congress	Office	Austin	100%	4Q	435,000	174,000
					3,996,000	$1,038,300

(1)
Amount represents proceeds, before debt and other adjustments, received by the Company for the sale of its unconsolidated interest in the joint venture to its partner.

Cousins Properties	25	Q3 2026 Supplemental Information

DEVELOPMENT PIPELINE

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost	Company's Share of Estimated Project Cost	Project Cost Incurred to Date	Company's Share of Project Cost Incurred to Date	Percent Leased	Initial Occupancy	Estimated Stabilization
						($ in thousands)	($ in thousands)	($ in thousands)	($ in thousands)

The Company had no projects under active development as of September 30, 2026.

Cousins Properties	26	Q3 2026 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)
3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
887 West Peachtree	Atlanta	100%	Consolidated	1.6
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central (1)	Austin	100%	Consolidated	10.7
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont (2)	Charlotte	100%	Consolidated	2.4
2401 McKinney (3)	Dallas	97.5%	Consolidated	2.3
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Neuhoff Commercial - Phase II (4)	Nashville	50%	Unconsolidated	1.4
Corporate Center 5 & 6 (5)	Tampa	100%	Consolidated	14.1
Total				45.8
Total Cost Basis of Land ($ in thousands) (6)				$282,137
Company's Share of Cost Basis of Land ($ in thousands) (6)				$238,542

(1)
Effective in the third quarter of 2026, includes 5.1 acres and $6.1 million cost basis of land at our previous Domain 4 office property where operations have ceased and the site is being prepared for future development.
(2)
303 Tremont is under contract for sale and is expected to close in the fourth quarter of 2026.
(3)
A portion of this land parcel is controlled through a long-term ground lease.
(4)
The cost basis for the Neuhoff Commercial - Phase II land site of $73 million includes costs related to initial parking and infrastructure work completed during the construction of Phase I, of which the Company's share is 50%.
(5)
Corporate Center 5 is controlled through a long-term ground lease.
(6)
Excludes amounts related to leasehold interests for parcels controlled through long-term ground leases.

Cousins Properties	27	Q3 2026 Supplemental Information

DEBT SCHEDULE (1)

Company's Share of Debt Maturities and Principal Payments

($ in thousands)

Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date (2)	2026	2027	2028	2029	2030	Thereafter	Total Principal	Original Issue Discount	Deferred Loan Costs	Total

Consolidated Debt
Consolidated Debt - Floating Rate
Term Loan, Unsecured (SOFR + 0.800%) (3)	100%	4.670%	8/11/27	$—	$100,000	$—	$—	$—	$—	$100,000	$—	$(42)	$99,958
Term Loan, Unsecured (SOFR + 0.800%) (4)	100%	4.670%	3/3/28	—	—	400,000	—	—	—	400,000	—	(253)	399,747
Credit Facility, Unsecured (SOFR + 0.725%) (5)	100%	4.595%	4/1/31	—	—	—	—	—	114,800	114,800	—	—	114,800
Total Consolidated Floating Rate Debt				—	100,000	400,000	—	—	114,800	614,800	—	(295)	614,505

Consolidated Debt - Fixed Rate
201 North Tryon (6)	100%	3.370%	10/1/26	115,936	—	—	—	—	—	115,936	—	—	115,936
Privately Placed Senior Notes, Unsecured	100%	4.090%	7/6/27	—	100,000	—	—	—	—	100,000	—	(28)	99,972
Privately Placed Senior Notes, Unsecured	100%	3.780%	7/6/27	—	125,000	—	—	—	—	125,000	—	(46)	124,954
Privately Placed Senior Notes, Unsecured	100%	3.860%	7/6/28	—	—	250,000	—	—	—	250,000	—	(196)	249,804
Privately Placed Senior Notes, Unsecured	100%	3.950%	7/6/29	—	—	—	275,000	—	—	275,000	—	(306)	274,694
Public Senior Notes, Unsecured (7)	100%	5.250%	7/15/30	—	—	—	—	500,000	—	500,000	(50)	(2,703)	497,247
Terminus (8)	100%	6.340%	1/15/31	—	—	—	—	—	221,000	221,000	—	(192)	220,808
Public Senior Notes, Unsecured (9)	100%	5.375%	2/15/32	—	—	—	—	—	400,000	400,000	(1,677)	(3,214)	395,109
Public Senior Notes, Unsecured (10)	100%	4.875%	3/1/33	—	—	—	—	—	500,000	500,000	(3,463)	(4,630)	491,907
Public Senior Notes, Unsecured (11)	100%	5.875%	10/1/34	—	—	—	—	—	500,000	500,000	(1,223)	(3,950)	494,827
Total Consolidated Fixed Rate Debt				115,936	225,000	250,000	275,000	500,000	1,621,000	2,986,936	(6,413)	(15,265)	2,965,258
Total Consolidated Debt				115,936	325,000	650,000	275,000	500,000	1,735,800	3,601,736	(6,413)	(15,560)	3,579,763

Unconsolidated Debt
Unconsolidated Debt - Floating Rate
Neuhoff (SOFR + 3.000%) (12)	50%	6.800%	9/30/27	—	127,430	—	—	—	—	127,430	—	(346)	127,084
Proscenium (SOFR + 3.050%) (13)	20%	6.963%	10/9/31	—	—	—	—	—	17,420	17,420	—	(828)	16,592
Total Unconsolidated Floating Rate Debt				—	127,430	—	—	—	17,420	144,850	—	(1,174)	143,676

Unconsolidated Debt - Fixed Rate
Medical Offices at Emory Hospital	50%	4.800%	6/1/32	—	—	—	—	—	41,500	41,500	—	(226)	41,274

Total Unconsolidated Debt				—	127,430	—	—	—	58,920	186,350	—	(1,400)	184,950

Total Maturities				$115,936	$452,430	$650,000	$275,000	$500,000	$1,794,720	$3,788,086	$(6,413)	$(16,960)	$3,764,713

% of Maturities				3%	12%	17%	7%	13%	48%	100%

Continued on next page

Cousins Properties	28	Q3 2026 Supplemental Information

DEBT SCHEDULE (1)

`

Continued on next page

Cousins Properties	29	Q3 2026 Supplemental Information

DEBT SCHEDULE (1)

Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Years) (2)
Floating Rate Debt	$759,650	20%	4.91%	1.8
Fixed Rate Debt	3,028,436	80%	4.98%	4.6
Total Debt	$3,788,086	100%	4.96%	4.0

(1)
All amounts are presented at Company share.
(2)
Maturity dates shown assume the Company exercises all extensions available as of the date of this report.
(3)
In April 2026, the Company entered into the fourth amendment of the term loan agreement, which granted two additional 180 day extension options, extending the final maturity date to August 11, 2027, and updated the spread over SOFR of 1.00% to 0.80%. The Company exercised the fifth of its six total consecutive options to extend the maturity date of this term loan. This extension became effective August 19, 2026, and extended the maturity date to February 12, 2027. One additional six month extension option remains unexercised. The spread over SOFR at September 30, 2026, was 0.80%.
(4)
In April 2026, the Company entered into the second amendment to the delayed draw term loan, which granted two additional six month extension options, extending the final maturity date to March 3, 2028, and reducing the spread over SOFR of 0.85% to the spread over SOFR of +0.80%. As of September 30, 2026, the spread over SOFR of the $400 million of the term loan was 0.80%. The Company exercised the fourth of its six consecutive options to extend the maturity date of this term loan. This extension became effective September 3, 2026, and will extend the maturity date to March 3, 2027. Two additional six month extension options remain unexercised. At the time of the third extension, the Company elected six month Term SOFR +0.85% for $200 million of the debt outstanding, fixing the underlying SOFR interest rate at 3.618% through September 3, 2026. Subsequent to the six month fixed term expiring, the Company began electing Daily SOFR for the entire amount of the loan.
(5)
The spread over SOFR at September 30, 2026 was 0.725%. As of September 30, 2026, the Company had $114.8 million drawn under the Credit Facility and had the ability to borrow an additional $1.1 billion.
(6)
Subsequent to quarter end, in October 2026, the Company paid off the 201 North Tryon mortgage loan in full.
(7)
This note has a coupon of 5.25% with an effective rate of 5.251% including the original issue discount.
(8)
Represents $123.0 million and $98.0 million non-cross collateralized mortgages secured by the Terminus 100 and Terminus 200 buildings, respectively.
(9)
This note has a coupon of 5.375% with an effective rate of 5.464% including the original issue discount.
(10)
This note has a coupon of 4.875% with an effective rate of 5.001% including the original issue discount.
(11)
This note has a coupon of 5.875% with an effective rate of 5.912% including the original issue discount.
(12)
The Company's share of the total borrowing capacity of the construction loan is approximately $136.8 million. After the exercise of an extension option in September 2026, the maturity date of the construction loan is September 30, 2027, and the spread in excess of SOFR is 3.00%.
(13)
This mortgage loan has a borrowing capacity of up to $125.9 million of which our share is $25.2 million. The interest rate applicable is based on SOFR plus 3.05% with a SOFR floor of 2.75% and the initial maturity date of the mortgage loan is October 9, 2029. The joint venture has two one-year extension options, subject to certain conditions.

Cousins Properties	30	Q3 2026 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options

Consolidated:
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put options under various circumstances.

Unconsolidated:
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or partner can trigger a buyout upon which Cousins would receive the office component, and partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Crawford Long-CPI, LLC	Medical Offices at Emory Hospital	50% of cash flows.	Cousins can put its interest to partner, or partner can call Cousins' interest, at a value determined by appraisal.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows until return of contributed capital to partners; portions of cash amounts received in excess of contributed capital to equity partners are paid to development partner as a promote.	Cousins or its equity partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.
TL CO Proscenium JV LLC	Proscenium	20% of cash flows.	Cousins' equity partner can trigger a sale process, subject to a right of first offer that can be exercised by Cousins. Additionally, Cousins has a put option under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating office buildings or projects under active development.
(2)

Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	31	Q3 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026

FFO and EBITDAre
Net income (loss) available to common stockholders	$45,962	$20,897	$14,483	$8,590	$(3,467)	$40,503	$(24,856)	$26,158	$17,000	$18,302
Depreciation and amortization of real estate assets:
Consolidated properties	364,584	101,996	100,769	105,152	106,954	414,871	108,267	104,699	103,111	316,077
Share of unconsolidated joint ventures	4,745	2,212	2,489	3,034	3,004	10,739	3,053	3,057	3,183	9,293
Partners' share of real estate depreciation	(1,106)	(274)	(250)	(241)	(240)	(1,005)	(240)	(101)	(32)	(373)
Operating property impairment	—	—	—	—	13,286	13,286	36,600	—	—	36,600
Loss (gain) on depreciated property transactions:
Consolidated properties	(101)	—	—	—	—	—	47	(9,172)	509	(8,616)
Non-controlling interest related to unitholders	8	3	3	1	—	7	(4)	4	3	3
FFO (1)	414,092	124,834	117,494	116,536	119,537	478,401	122,867	124,645	123,774	371,286
Interest Expense	126,960	38,763	40,753	44,327	45,106	168,949	47,834	49,699	48,374	145,907
Non-Real Estate Depreciation and Amortization	461	117	121	121	130	489	140	145	147	432
EBITDAre (1)	541,513	163,714	158,368	160,984	164,773	647,839	170,841	174,489	172,295	517,625

FFO and Net Operating Income from Unconsolidated Joint Ventures
Loss from Unconsolidated Joint Ventures	(2,796)	(1,883)	(1,587)	(2,682)	(2,007)	(8,159)	(2,642)	(2,215)	(2,101)	(6,958)
Depreciation and Amortization of Real Estate Assets	4,745	2,212	2,489	3,034	3,004	10,739	3,053	3,057	3,183	9,293
FFO - Unconsolidated Joint Ventures	1,949	329	902	352	997	2,580	411	842	1,082	2,335
Interest Expense	4,484	1,989	2,239	2,830	2,650	9,708	2,733	2,635	2,797	8,165
Other Expense	316	(79)	62	99	102	184	259	101	158	518
Other Income	(132)	(16)	(38)	(25)	(44)	(123)	(32)	(43)	(37)	(112)
Net Operating Income - Unconsolidated Joint Ventures	6,617	2,223	3,165	3,256	3,705	12,349	3,371	3,535	4,000	10,906

Market Capitalization
Common Stock Price Per Share at Period End	$30.64	$29.50	$30.03	$28.94	$25.78	$25.78	$22.57	$29.98	$27.64	$27.64
Number of Common Stock/Units Outstanding at Period End	167,685	167,933	167,992	167,990	168,007	168,007	164,566	164,627	164,625	164,625
Equity Market Capitalization	5,137,868	4,954,024	5,044,800	4,861,631	4,331,220	4,331,220	3,714,255	4,935,517	4,550,235	4,550,235

Consolidated Debt	3,095,666	3,020,741	3,476,761	3,309,383	3,340,815	3,340,815	3,772,182	3,732,064	3,579,763	3,579,763
Share of Unconsolidated Debt	178,722	182,735	183,847	165,737	166,205	166,205	166,568	168,154	184,950	184,950
Debt (1)	3,274,388	3,203,476	3,660,608	3,475,120	3,507,020	3,507,020	3,938,750	3,900,218	3,764,713	3,764,713

Total Market Capitalization	8,412,256	8,157,500	8,705,408	8,336,751	7,838,240	7,838,240	7,653,005	8,835,735	8,314,948	8,314,948

Continued on next page

Cousins Properties	32	Q3 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026

Credit Ratios
Debt (1)	3,274,388	3,203,476	3,660,608	3,475,120	3,507,020	3,507,020	3,938,750	3,900,218	3,764,713	3,764,713
Less: Cash and Cash Equivalents	(7,349)	(5,330)	(416,840)	(4,675)	(5,720)	(5,720)	(6,296)	(6,699)	(5,213)	(5,213)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(6,821)	(6,332)	(4,448)	(6,484)	(5,633)	(5,633)	(6,333)	(6,314)	(18,918)	(18,918)
Net Debt (1)	3,260,218	3,191,814	3,239,320	3,463,961	3,495,667	3,495,667	3,926,121	3,887,205	3,740,582	3,740,582
Total Market Capitalization	8,412,256	8,157,500	8,705,408	8,336,751	7,838,240	7,838,240	7,653,005	8,835,735	8,314,948	8,314,948
Net Debt / Total Market Capitalization	38.8%	39.1%	37.2%	41.6%	44.6%	44.6%	51.3%	44.0%	45.0%	45.0%
Total Assets - Consolidated	8,802,146	8,663,360	9,051,863	8,900,481	8,890,132	8,890,132	9,087,843	9,040,873	8,880,744	8,880,744
Accumulated Depreciation - Consolidated	1,821,559	1,893,215	1,982,700	2,045,711	2,120,930	2,120,930	2,164,229	2,134,798	2,215,252	2,215,252
Undepreciated Assets - Unconsolidated (1)	356,091	363,789	368,322	375,572	376,850	376,850	378,996	382,902	399,216	399,216
Less: Investment in Unconsolidated Joint Ventures	(185,478)	(191,505)	(192,420)	(215,507)	(215,301)	(215,301)	(213,988)	(212,792)	(195,700)	(195,700)
Total Undepreciated Assets (1)	10,794,318	10,728,859	11,210,465	11,106,257	11,172,611	11,172,611	11,417,080	11,345,781	11,299,512	11,299,512
Net Debt (1)	3,260,218	3,191,814	3,239,320	3,463,961	3,495,667	3,495,667	3,926,121	3,887,205	3,740,582	3,740,582
Net Debt / Total Undepreciated Assets (1)	30.2%	29.7%	28.9%	31.2%	31.3%	31.3%	34.4%	34.3%	33.1%	33.1%

Coverage Ratios (1)
Interest Expense	126,960	38,763	40,753	44,327	45,106	168,949	47,834	49,699	48,374	145,907
Scheduled Principal Payments	8,222	1,667	1,681	1,696	1,710	6,754	1,725	1,740	1,504	4,969
Fixed Charges	135,182	40,430	42,434	46,023	46,816	175,703	49,559	51,439	49,878	150,876
EBITDAre	541,513	163,714	158,368	160,984	164,773	647,839	170,841	174,489	172,295	517,625
EBITDAre / Fixed Charges (1)	4.01	4.05	3.73	3.50	3.52	3.69	3.45	3.39	3.45	3.43

Net Debt	3,260,218	3,191,814	3,239,320	3,463,961	3,495,667	3,495,667	3,926,121	3,887,205	3,740,582	3,740,582
Annualized EBITDAre (2)	632,139	654,856	633,472	643,936	659,092	659,092	694,096	697,956	689,180	689,180
Net Debt / Annualized EBITDAre	5.16	4.87	5.11	5.38	5.30	5.30	5.66	5.57	5.43	5.43

Dividend Information
Common Dividends	199,679	53,732	53,746	53,746	53,754	214,978	52,646	52,672	52,670	157,988
FFO	414,092	124,834	117,494	116,536	119,537	478,401	122,867	124,645	123,774	371,286
FFO Payout Ratio	48.2%	43.0%	45.7%	46.1%	45.0%	44.9%	42.8%	42.3%	42.6%	42.6%

Operations Ratio
Total Undepreciated Assets (1)	10,794,318	10,728,859	11,210,465	11,106,257	11,172,611	11,172,611	11,417,080	11,345,781	11,299,512	11,299,512
General and Administrative Expenses	36,566	10,709	9,738	9,510	8,685	38,642	11,840	12,115	9,854	33,809
Annualized General and Administrative Expenses (2) / Total Undepreciated Assets	0.34%	0.40%	0.35%	0.34%	0.31%	0.31%	0.41%	0.43%	0.35%	0.35%

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Cousins Properties	33	Q3 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	2026 3rd	YTD 2026

Net income (loss) available to common stockholders	$45,962	$20,897	$14,483	$8,590	$(3,467)	$40,503	$(24,856)	$26,158	$17,000	$18,302
Depreciation and amortization of real estate assets	368,223	103,934	103,008	107,945	109,718	424,605	111,080	107,655	106,262	324,997
Loss (gain) on depreciated property transactions	(101)	—	—	—	—	—	47	(9,172)	509	(8,616)
Operating property impairment	—	—	—	—	13,286	13,286	36,600	—	—	36,600
Non-controlling interest related to unitholders	8	3	3	1	—	7	(4)	4	3	3
FFO (1)	414,092	124,834	117,494	116,536	119,537	478,401	122,867	124,645	123,774	371,286
Non-Cash Debt Amortization	4,068	1,056	997	1,290	1,188	4,531	1,229	1,511	1,468	4,208
Non-Cash Stock-Based Compensation	14,782	5,993	3,746	3,379	3,356	16,474	6,013	3,670	3,753	13,436
Non-Real Estate Depreciation and Amortization	461	117	121	121	130	489	140	145	147	432
Lease Inducement Amortization	2,169	531	267	938	650	2,386	431	698	548	1,677
Straight-Line Rent Ground Leases	470	118	118	72	100	408	99	(212)	(136)	(249)
Above and Below Market Ground Rent	240	52	53	52	125	282	71	70	72	213
Deferred Income - Tenant Improvements	(28,598)	(8,472)	(8,947)	(9,147)	(9,353)	(35,919)	(9,522)	(10,088)	(9,835)	(29,445)
Above and Below Market Rents, Net	(6,167)	(2,845)	(2,828)	(3,422)	(3,514)	(12,609)	(4,104)	(4,266)	(3,376)	(11,746)
Second Generation Capital Expenditures (CAPEX)	(116,093)	(33,281)	(28,636)	(29,981)	(47,457)	(139,355)	(26,625)	(35,914)	(30,160)	(92,699)
Straight-Line Rental Revenue	(24,508)	(12,477)	(11,283)	(9,424)	(6,117)	(39,301)	(9,544)	(6,861)	(6,376)	(22,781)
Land and Related Predevelopment Costs Impairment	—	—	—	—	1,034	1,034	—	—	—	—
Loss on Sales of Undepreciated Investment Properties	3	—	—	—	—	—	—	—	—	—
FAD (1)	260,919	75,626	71,102	70,414	59,679	276,821	81,055	73,398	79,879	234,332
Weighted Average Shares - Diluted	154,015	168,593	168,765	168,738	168,770	168,716	167,681	165,292	165,788	166,254
FAD per share	1.69	0.45	0.42	0.42	0.35	1.64	0.48	0.44	0.48	1.41
Common Dividends on outstanding shares	199,679	53,732	53,746	53,746	53,754	214,978	52,646	52,672	52,670	157,988
Common Dividends per share	1.28	0.32	0.32	0.32	0.32	1.28	0.32	0.32	0.32	0.96
FAD Payout Ratio	76.5%	71.0%	75.6%	76.3%	90.1%	77.7%	65.0%	71.8%	65.9%	67.4%

2nd Generation CAPEX
Second Generation Leasing Costs	86,829	24,789	21,475	18,944	36,482	101,690	16,863	25,836	21,782	64,481
Second Generation Building Improvements	29,264	8,492	7,161	11,037	10,975	37,665	9,762	10,078	8,378	28,218
Total 2nd Generation CAPEX	116,093	33,281	28,636	29,981	47,457	139,355	26,625	35,914	30,160	92,699

(1)
Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2)
Amounts represent most recent quarter annualized with the exception of annualized EBITDAre, which includes adjustments to reflect a full year of NOI from operating properties acquired during the most recent quarter.

Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	34	Q3 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended September 30,
	2026			2025
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$17,000	164,601	$0.10	$8,590	167,967	$0.05
Noncontrolling interest related to unitholders	3	25	—	1	25	—
Potentially dilutive common shares - ESPP	—	5	—	—	—	—
Conversion of unvested restricted stock units	—	1,157	—	—	746	—

Net Income — Diluted	17,003	165,788	0.10	8,591	168,738	0.05
Depreciation and amortization of real estate assets:
Consolidated properties	103,111	—	0.63	105,152	—	0.62
Share of unconsolidated joint ventures	3,183	—	0.02	3,034	—	0.02
Partners' share of real estate depreciation	(32)	—	—	(241)	—	—
Loss on investment property transactions	509	—	—	—	—	—
Funds From Operations	$123,774	165,788	$0.75	$116,536	168,738	$0.69

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Cousins Properties	35	Q3 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	Nine Months Ended September 30,
	2026			2025
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$18,302	165,324	$0.11	$43,970	167,902	$0.26
Noncontrolling interest related to unitholders	3	25	—	7	25	—
Potentially dilutive common shares - ESPP	—	2	—	—	—	—
Conversion of unvested restricted stock units	—	903	—	—	771	—
Net Income — Diluted	18,305	166,254	0.11	43,977	168,698	0.26
Depreciation and amortization of real estate assets:
Consolidated properties	316,077	—	1.89	307,917	—	1.83
Share of unconsolidated joint ventures	9,293	—	0.06	7,735	—	0.04
Partners' share of real estate depreciation	(373)	—	—	(765)	—	—
Gain on investment property transactions	(8,616)	—	(0.05)	—	—	—
Operating property impairment	36,600	—	0.22	—	—	—
Funds From Operations	$371,286	166,254	$2.23	$358,864	$168,698	$2.13

The tables above show FFO and the related reconciliation from Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. See page 39 for definition of FFO.

Cousins Properties	36	Q3 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)		($ in thousands)
	Three Months Ended		Nine Months Ended
Net Operating Income	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$17,009	$8,778	$18,573	$44,529
Net operating income from unconsolidated joint ventures	4,000	3,256	10,906	8,644
Fee income	(1,439)	(526)	(4,951)	(1,516)
Termination fee income	(1,045)	(512)	(5,115)	(3,378)
Other income	(666)	(1,339)	(1,969)	(10,063)
Reimbursed expenses	139	124	431	420
General and administrative expenses	9,854	9,510	33,809	29,957
Interest expense	45,577	41,497	137,742	116,785
Operating property impairment	—	—	36,600	—
Depreciation and amortization	103,258	105,272	316,509	308,276
Other expenses	875	440	1,702	1,305
Loss from unconsolidated joint ventures	2,101	2,682	6,958	6,152
Loss (Gain) on investment property transactions	509	—	(8,616)	—
Net Operating Income	180,172	169,182	542,579	501,111
Less:
Partners' share of NOI from consolidated joint ventures	(70)	(510)	(715)	(1,430)
Cousins' share of NOI	$180,102	$168,672	$541,864	$499,681
Net Operating Income	$180,172	$169,182	$542,579	$501,111
Non-cash income	(19,244)	(21,989)	(63,262)	(68,304)
Non-cash expense	77	178	269	678
Cash-Basis Net Operating Income	$161,005	$147,371	$479,586	$433,485
Net Operating Income
Same Property	$156,951	$151,965	$467,816	$457,388
Non-Same Property	23,221	17,217	74,763	43,723
	$180,172	$169,182	$542,579	$501,111
Cash-Basis Net Operating Income
Same Property	$143,272	$133,356	$421,917	$397,165
Non-Same Property	17,733	14,015	57,669	36,320
	$161,005	$147,371	$479,586	$433,485

Cousins Properties	37	Q3 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

RECONCILIATION OF 2026 PROJECTED NET INCOME AVAILABLE

TO COMMON STOCKHOLDERS TO 2026 PROJECTED FFO

	Full Year 2026 Guidance
	(in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders	$23,307	$0.14	$29,951	$0.18
Add: Noncontrolling interest related to unitholders	2	—	4	—
Net Income	23,309	0.14	29,955	0.18
Add: Depreciation and amortization of real estate assets	438,844	2.63	438,844	2.63
Add: Operating property impairment	36,600	0.22	36,600	0.22
Subtract: Gain on investment property transactions	(8,616)	(0.05)	(8,616)	(0.05)
Funds From Operations	$490,137	$2.95	$496,783	$2.99

(1)
Calculated based on projected weighted average shares outstanding of 166.7 million.

Cousins Properties	38	Q3 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DEFINITIONS

The Company uses non-GAAP financial measures in its filings and other public disclosures. The following lists non-GAAP financial measures that the Company commonly uses, a description for each measure, the reasons that management believes the measure is useful to investors and, if material, additional uses of the measure by management of the Company.

“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.

“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment of depreciated property. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.

"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and transaction costs and include deductions for second generation Capital Expenditures ("CAPEX"). Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.

“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the Nareit definition: net income (loss) available to common stockholders (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from sales of depreciable property, gains and losses from changes in control, impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt, less consolidated cash and cash equivalents and our share of unconsolidated cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

“Net Operating Income” ("NOI") is used by industry analysts, investors, and Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income) less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, gains or losses on sales of depreciated investment assets, and impairment are also excluded from NOI for the reasons described under FFO.

“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those operating office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

“Second Generation Leasing Costs" and "Second Generation Building Improvements” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary to lease, operate, and maintain existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes the following from second generation leasing costs and building improvements; vacant space in newly acquired buildings, spaces that have been vacant for one year or more, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and building improvements associated with properties identified as under redevelopment or repositioning.

Cousins Properties	39	Q3 2026 Supplemental Information